Exhibit 99.1

NEWS RELEASE

Contact:	Will McDowell, Investor Relations – (215) 761-4198
Matt Asensio, Media Relations – (860) 226-2599

CIGNA REPORTS STRONG FIRST QUARTER 2015 RESULTS, RAISES OUTLOOK

o	Consolidated revenues increased 11% to $9.5 billion in the first quarter

o	Adjusted income from operations1 for the first quarter was $513 million, or $1.96 per share

o	Shareholders’ net income for the first quarter was $533 million, or $2.04 per share

o	Projected adjusted income from operations1,2 for 2015 is now estimated to be in the range of $2.12 billion to $2.21 billion, or $8.15 to $8.50 per share.3

BLOOMFIELD, CT, April 30, 2015 – Cigna Corporation (NYSE: CI) today reported first quarter 2015 results with strong revenue and earnings contributions across our diversified portfolio of businesses.

Consolidated revenues in the quarter were $9.5 billion, an increase of 11% over first quarter 2014.  Revenues reflect growth in premiums and fees of 12% in Global Health Care, 8% in Global Supplemental Benefits and 7% in Group Disability and Life, primarily driven by continued growth in Cigna's targeted customer segments.

Cigna's adjusted income from operations1 for the first quarter of 2015 was $513 million, or $1.96 per share, compared to $533 million, or $1.94 per share, for the first quarter of 2014.  Results reflect strong revenue growth, specialty contributions, and continued effective medical cost management.

"Cigna continues to deliver differentiated, personalized and affordable solutions, creating value for our customers and clients," said David M. Cordani, President and Chief Executive Officer. "We continue our focus on delivering innovative products and services centered around unique local market needs, driving growth in new and existing markets."

Cigna also reported shareholders’ net income of $533 million, or $2.04 per share, for the first quarter of 2015, compared to $528 million, or $1.92 per share, for first quarter of 2014.

CONSOLIDATED HIGHLIGHTS

The following table includes highlights of results and a reconciliation of adjusted income from operations1 to shareholders’ net income (dollars in millions, except per share amounts; customers in thousands):

Consolidated Financial Results (dollars in millions, customers in thousands):

	Three Months Ended
	March 31,		December 31,
	2015	2014	2014

Consolidated Revenues	$9,467	$8,496	$8,928

Consolidated Earnings
Adjusted income from operations1	$513	$533	$475
Net realized investment gains, net of taxes	$48	$27	$21
Amortization of other acquired intangible assets, net of taxes	$(28)	$(32)	$(29)
Shareholders' net income	$533	$528	$467

Adjusted income from operations1, per share	$1.96	$1.94	$1.80
Shareholders' net income, per share	$2.04	$1.92	$1.77

	As of the Periods Ended
	March 31,		December 31,
	2015	2014	2014

Global Medical Customers	14,654	14,168	14,456

•
Cash and short term investments at the parent company were approximately $1.3 billion at March 31, 2015 and approximately $400 million at December 31, 2014.  The March 31, 2015 balance includes proceeds from our recent issuance of long-term debt, which were used to redeem existing debt in the second quarter of 2015.

•	During the period from February 5, 2015 through April 29, 2015, the Company repurchased approximately 3.2 million shares of stock for approximately $400 million.

•	Year to date, as of April 29, 2015, the Company repurchased approximately 4.3 million shares of stock for approximately $515 million.

HIGHLIGHTS OF SEGMENT RESULTS

See Exhibit 2 for a reconciliation of adjusted income (loss) from operations1 to shareholders’ net income.

Global Health Care

This segment includes Cigna’s Commercial and Government businesses that deliver medical and specialty health care products and services to domestic and multi-national clients and customers using guaranteed cost, retrospectively experience-rated and administrative services only (“ASO”) funding arrangements.  Specialty health care includes behavioral, dental, disease and medical management, stop loss and pharmacy-related products and services.

Financial Results (dollars in millions, customers in thousands):
	Three Months Ended
	March 31,		December 31,
	2015	2014	2014

Premiums and Fees	$6,729	$5,994	$6,254
Adjusted Income from Operations1	$444	$467	$397
Adjusted Margin, After-Tax5	6.0%	7.1%	5.7%

	As of the Periods Ended
	March 31,		December 31,
Customers:	2015	2014	2014
Commercial	14,099	13,685	13,938
Government	555	483	518
Medical	14,654	14,168	14,456

Behavioral Care	23,865	22,717	23,853
Dental4	13,674	13,284	13,524
Pharmacy	7,909	7,197	7,542
Medicare Part D	1,468	1,241	1,188

•
First quarter 2015 premiums and fees increased approximately 12% relative to first quarter 2014, driven by customer growth in our Commercial and Government businesses as well as specialty contributions and rate actions.

•
First quarter 2015 adjusted income from operations1 and adjusted margin, after-tax5, reflect medical and specialty business growth, continued effective medical cost management, and improving results in our individual business offset by increased spending for strategic investments as well as higher seasonal medical costs in our growing Medicare Part D business.

•
Adjusted income from operations1 for first quarter 2015 and first quarter 2014 included favorable prior year reserve development on an after-tax basis of approximately $25 million and $30 million respectively.

•	Global Health Care net medical costs payable6 was approximately $2.16 billion at March 31, 2015 and $1.93 billion at December 31, 2014.

Global Supplemental Benefits

This segment includes Cigna’s global individual supplemental health, life and accident insurance business, primarily in Asia, and Medicare supplement coverage in the United States.

Financial Results (dollars in millions, policies in thousands):

	Three Months Ended
	March 31,		December 31,
	2015	2014	2014

Premiums and Fees7	$735	$680	$726
Adjusted Income from Operations1	$69	$57	$36
Adjusted Margin, After-Tax5	9.0%	8.0%	4.8%

	As of the Periods Ended
	March 31,		December 31,
	2015	2014	2014

Policies7	12,528	12,021	12,342

•
First quarter 2015 premiums and fees grew 8% relative to first quarter 2014, reflecting customer growth and strong retention, partially offset by unfavorable foreign currency movements.  Premiums and fees grew 12% excluding the impact of unfavorable foreign currency movements.

•	First quarter 2015 adjusted income from operations1 and adjusted margin, after-tax5 reflect business growth and strong operating expense management as well as some favorable operating expense timing.

Group Disability and Life

This segment includes Cigna’s group disability, life and accident insurance operations.

Financial Results (dollars in millions):

	Three Months Ended
	March 31,		December 31,
	2015	2014	2014

Premiums and Fees	$976	$916	$920
Adjusted Income from Operations1	$51	$67	$85
Adjusted Margin, After-Tax5	4.8%	6.7%	8.4%

•	First quarter 2015 premiums and fees grew 7% relative to first quarter 2014, driven by business growth across the disability, life and accident product lines.

•	Adjusted income from operations1 and adjusted margin, after-tax5 for the first quarter 2015 include unfavorable claims experience in our life insurance business and higher operating expenses.

Corporate & Other Operations

Adjusted income (loss) from operations1 for Cigna's remaining operations is presented below:

Financial Results (dollars in millions):

	Three Months Ended
	March 31,		December 31,
	2015	2014	2014

Corporate & Other Operations	$(51)	$(58)	$(43)

OUTLOOK

Cigna's outlook for full year 2015 consolidated adjusted income from operations1,2 is in the range of $2.12 billion to $2.21 billion, or $8.15 to $8.50 per share.  Cigna’s outlook also excludes the potential effects of future capital deployment.3

(dollars in millions, except where noted and per share amounts)	Full-Year Ending
December 31, 2015

Projected Adjusted Income (Loss) from Operations1,2
Global Health Care	$1,750 to 1,800
Global Supplemental Benefits	$230 to 250
Group Disability and Life	$320 to 340
Ongoing Businesses	$2,300 to 2,390

Corporate & Other Operations	$(180)
Consolidated Projected Adjusted Income from Operations1,2	$2,120 to 2,210

Consolidated Projected Adjusted Income from Operations, per share1,2,3	$8.15 to 8.50

2015 Projected Operating Metrics and Ratios Outlook
Consolidated Revenue Growth	8% to 10%

Full Year Total Commercial Medical Care Ratio8	78% to 79%
Full Year Total Government Medical Care Ratio8	84.5% to 85.5%
Full Year Global Health Care Operating Expense Ratio8	21% to 22%
Global Medical Customer Growth9	2% to 4%

The foregoing statements represent the Company’s current estimates of Cigna's 2015 consolidated and segment adjusted income from operations1,2 and other key metrics as of the date of this release.  Actual results may differ materially depending on a number of factors.  Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release.  Management does not assume any obligation to update these estimates.

This quarterly earnings release and the Quarterly Financial Supplement are available on Cigna’s website in the Investor Relations section (http://www.cigna.com/aboutcigna/investors).  A link to the conference call, during which management will review first quarter 2015 results and discuss full year 2015 outlook, is available in the Investor Relations section of Cigna's website located at http://www.cigna.com/cignadotcom/aboutcigna/investors/events/index.page.

Notes:

1.
Effective January 1, 2015, adjusted income (loss) from operations is defined as shareholders’ net income (loss) excluding the following after-tax adjustments: net realized investment results, amortization of other acquired intangible assets and special items.  Prior year amounts have been adjusted for the exclusion of amortization of other acquired intangible assets.  Special items (if applicable) are identified in Exhibit 2 of this earnings release.

Adjusted income (loss) from operations is a measure of profitability used by Cigna’s management because it presents the underlying results of operations of Cigna’s businesses and permits analysis of trends in underlying revenue, expenses and shareholders’ net income.  This consolidated measure is not determined in accordance with accounting principles generally accepted in the United States of America (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measure, shareholders’ net income. See Exhibit 2 for a reconciliation of adjusted income from operations to shareholders’ net income.

2.
Management is unable to provide a forward-looking reconciliation of adjusted income (loss) from operations to shareholders’ net income for full year 2015 because future net realized investment results, amortization of other acquired intangible assets and special items, with the exception of a $65 million after-tax charge in second quarter 2015 from the early extinguishment of debt, cannot be identified or reasonably estimated at this time.

3.
The Company may repurchase shares of its common stock from time to time.  The Company’s outlook excludes the potential effects of any share repurchases or business combinations that may occur after the date of this earnings release.

4.	Prior period dental customers have been revised to conform to current presentation.

5.	Adjusted margin, after-tax, is calculated by dividing adjusted income (loss) from operations by operating revenues for each segment.

6.
Global Health Care medical costs payable are presented net of reinsurance and other recoverables.  The gross Global Health Care medical costs payable balance was $2.41 billion as of March 31, 2015 and $2.18 billion as of December 31, 2014.

7.
Cigna owns a 50% noncontrolling interest in its China joint venture.  Cigna's 50% share of the joint venture’s earnings is reported in Other Revenues using the equity method of accounting under GAAP.  As such, the premiums and fees and policy counts for the Global Supplemental Benefits segment do not include the China joint venture.

8.	Operating ratios are defined as follows:
•
Total Commercial medical care ratio represents medical costs as a percentage of premiums for all commercial risk products, including medical, pharmacy, dental, stop loss and behavioral products provided through guaranteed cost or experience-rated funding arrangements in both the United States and internationally.

•	Total Government medical care ratio represents medical costs as a percentage of premiums for Medicare Advantage, Medicare Part D, and Medicaid products.
•	Global Health Care Operating Expense Ratio represents operating expenses excluding acquisition related amortization expense as a percentage of operating revenue in the Global Health Care segment.

9.
Global medical customers include individuals who meet any one of the following criteria: are covered under a medical insurance policy, managed care arrangement, or service agreement issued by Cigna; have access to Cigna's provider network for covered services under their medical plan; or have medical claims and services that are administered by Cigna.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made with respect to information contained in this release, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on Cigna's current expectations and projections about future trends, events and uncertainties.  These statements are not historical facts.  Forward-looking statements may include, among others, statements concerning our projected adjusted income (loss) from operations outlook for 2015, on both a consolidated and segment basis; projected consolidated revenue growth and global medical customer growth, each over year end 2014; projected medical care and operating expense ratios; future financial or operating performance, including our ability to deliver personalized and innovative solutions for our customers and clients and future growth, business strategy, strategic or operational initiatives; economic, regulatory or competitive environments, particularly with respect to the pace and extent of change in these areas; and financing or capital deployment plans, including whether and to what extent we may engage in share repurchases.  You may identify forward-looking statements by the use of words such as “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “may,” “should,” “will” or other words or expressions of similar meaning, although not all forward-looking statements contain such terms.

Forward-looking statements are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied in forward-looking statements.  Such risks and uncertainties include, but are not limited to: our ability to achieve our financial, strategic and operational plans or initiatives; our ability to predict and manage medical costs and price effectively and develop and maintain good relationships with physicians, hospitals and other health care providers; our ability to identify potential strategic acquisitions or transactions and realize the expected benefits of such transactions; the substantial level of government regulation over our business and the potential effects of new laws or regulations, or changes in existing laws or regulations; the outcome of litigation, regulatory audits, investigations and actions and/or guaranty fund assessments; uncertainties surrounding participation in government-sponsored programs such as Medicare; the effectiveness and security of our information technology and other business systems; and unfavorable industry, economic or political conditions, as well as more specific risks and uncertainties discussed in our most recent report on Form 10-K and subsequent reports on Forms 10-Q and 8-K available on the Investor Relations section of www.cigna.com.  You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify.  Cigna undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

Exhibit 1
CIGNA CORPORATION
COMPARATIVE SUMMARY OF FINANCIAL RESULTS (unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended
	March 31,
	2015	2014

REVENUES
Premiums	$7,402	$6,676
Fees	1,066	940
Net investment income	276	277
Mail order pharmacy revenues	578	495
Other revenues	72	66
Total operating revenues	9,394	8,454
Net realized investment gains	73	42

Total	$9,467	$8,496

ADJUSTED INCOME (LOSS) FROM OPERATIONS (1)

Global Health Care	$444	$467
Global Supplemental Benefits	69	57
Group Disability and Life	51	67
Ongoing Operations	564	591
Corporate and Other	(51)	(58)

Total	$513	$533

After-tax adjustments to reconcile to shareholders' net income:
Realized investment gains	48	27
Amortization of other acquired intangible assets	(28)	(32)

Shareholders' net income	$533	$528

DILUTED EARNINGS PER SHARE
Adjusted income from operations (1)	$1.96	$1.94
After-tax adjustments to reconcile to shareholders' net income:
Realized investment gains	0.18	0.10
Amortization of other acquired intangible assets	(0.10)	(0.12)
Shareholders' net income	$2.04	$1.92
Weighted average shares (in thousands)	261,246	274,467
Common shares outstanding (in thousands)	257,724	268,717

SHAREHOLDERS' EQUITY at March 31,	$10,942	$10,556

SHAREHOLDERS' EQUITY PER SHARE at March 31,	$42.46	$39.28

(1) Adjusted income (loss) from operations is defined as shareholders' net income (loss) excluding the following after-tax adjustments: realized investment results; amortization of other acquired intangible assets; and special items (identified and quantified on Exhibit 2).

Exhibit 2
CIGNA CORPORATION
RECONCILIATION OF ADJUSTED INCOME (LOSS) FROM OPERATIONS TO SHAREHOLDERS' NET INCOME
(Dollars in millions, except per share amounts)
	Diluted Earnings Per Share			Consolidated			Global Health Care
Three Months Ended,	1Q15	1Q14	4Q14	1Q15	1Q14	4Q14	1Q15	1Q14	4Q14

Adjusted income (loss) from operations	$1.96	$1.94	$1.80	$513	$533	$475	$444	$467	$397
After-tax adjustments to reconcile to shareholders' net income:
Realized investment gains (losses)	0.18	0.10	0.08	48	27	21	32	11	14
Amortization of other acquired intangible assets	(0.10)	(0.12)	(0.11)	(28)	(32)	(29)	(23)	(28)	(26)

Shareholders' net income	$2.04	$1.92	$1.77	$533	$528	$467	$453	$450	$385

	Global Supplemental Benefits			Group Disability and Life			Corporate and Other
Three Months Ended,	1Q15	1Q14	4Q14	1Q15	1Q14	4Q14	1Q15	1Q14	4Q14

Adjusted income (loss) from operations	$69	$57	$36	$51	$67	$85	$(51)	$(58)	$(43)
After-tax adjustments to reconcile to shareholders' net income:
Realized investment gains (losses)	3	-	3	14	7	(1)	(1)	9	5
Amortization of other acquired intangible assets	(5)	(4)	(3)	-	-	-	-	-	-

Shareholders' net income	$67	$53	$36	$65	$74	$84	$(52)	$(49)	$(38)